Exhibit 99.1

Report of Independent Accountants

To the Board of Directors and Stockholder of
Kinder Morgan G.P., Inc.

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Kinder Morgan G.P., Inc. (the General Partner) and its subsidiaries at December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the General Partner’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Houston, Texas
February 21, 2003

Kinder Morgan G.P., Inc. and Subsidiaries
Consolidated Balance Sheet
At December 31, 2002
(Dollars in thousands)

ASSETS

Current assets:
Accounts receivable - related party	$ 14,401
Prepayments and other	5,263
19,664
Investments:
Kinder Morgan Energy Partners, L.P.	1,713,071
Equity-method goodwill	969,230
2,682,301
Total assets	$2,701,965
==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable:
Related party	$ 157,353
Other	3,591
Accrued taxes	41,711
Accrued expenses and other	17,415
220,070
Deferred income taxes	497,845
Minority interest in equity of subsidiary	1,384,763
Commitments and contingencies (Note 5)
Stockholder's equity:
Common stock, $10 par value, authorized, issued
and outstanding 1,000,000 shares	10,000
Additional paid-in capital	590,135
Accumulated earnings (Note 6)	-
Accumulated other comprehensive loss	(848)
Total stockholder's equity	599,287
Total liabilities and stockholder's equity	$2,701,965
==========

The accompanying notes are an integral part of this financial statement.

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet
1.

ORGANIZATION

In this report, unless the context requires otherwise, references to "we," "us" or "our" are intended to mean Kinder Morgan G.P., Inc. (the "General Partner") and its consolidated subsidiaries. Effective February 14, 1997, Kinder Morgan (Delaware), Inc. acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company, and Enron Liquids Pipeline Company was renamed Kinder Morgan G.P., Inc. On October 7, 1999, Kinder Morgan (Delaware), Inc. was acquired by K N Energy, Inc., a Kansas corporation and an integrated energy services provider, which was renamed Kinder Morgan, Inc. and trades under the New York Stock Exchange symbol "KMI." Kinder Morgan (Delaware), Inc. remains our sole stockholder.

Apart from our investment in i-units as discussed following, as of December 31, 2002, we owned an interest in Kinder Morgan Energy Partners, L.P., a publicly traded pipeline master limited partnership, referred to in these Notes as "Kinder Morgan Energy Partners," consisting of (i) a 1% general partner interest; (ii) a 1.0101% general partner interest in each of Kinder Morgan Energy Partners' five operating limited partnerships and (iii) an approximate 1% limited partner interest, represented by the ownership of 1,724,000 common units of Kinder Morgan Energy Partners.

On February 14, 2001, Kinder Morgan Management, LLC, a limited liability company, was formed as a direct subsidiary of Kinder Morgan G.P., Inc. under the Delaware Limited Liability Company Act. The General Partner owns the only two Kinder Morgan Management voting shares and is its sole managing member. On May 17, 2001, Kinder Morgan Management issued 2,975,000 of its shares representing limited liability company interests to Kinder Morgan, Inc. and on May 18, 2001, it issued 26,775,000 of its shares representing limited liability company interests with limited voting rights to the public in an initial public offering. Its shares were issued at a price of $35.21 per share, less commissions and underwriting expenses, and it used substantially all of the net proceeds from this offering to purchase i-units from Kinder Morgan Energy Partners. The equity interests in Kinder Morgan Management (our consolidated subsidiary - see "CONSOLIDATED SUBSIDIAREIS" in Note 2) purchased by Kinder Morgan, Inc. and the public created a minority interest on our Consolidated Balance Sheet of $991.9 million at the time of the transaction. The i-units are a separate class of limited partner interests in Kinder Morgan Energy Partners and are issued only to Kinder Morgan Management. The i-units are similar to Kinder Morgan Energy Partners' common units, except that quarterly distributions are paid in additional i-units rather than in cash. Kinder Morgan Management trades on the New York Stock Exchange under the symbol "KMR." Kinder Morgan Management shares were split two-for-one on August 31, 2001, and all dollar and numerical references to Kinder Morgan Management shares in this report have been adjusted to give effect to the split.

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet

Upon purchasing i-units from Kinder Morgan Energy Partners, Kinder Morgan Management became a limited partner in Kinder Morgan Energy Partners and, pursuant to a delegation of control agreement between Kinder Morgan Management and the General Partner, manages and controls Kinder Morgan Energy Partners' business and affairs, and the business and affairs of Kinder Morgan Energy Partners' operating limited partnerships and subsidiaries. Under the delegation of control agreement, the General Partner delegated to Kinder Morgan Management, to the fullest extent permitted under Delaware law and Kinder Morgan Energy Partners' partnership agreement, all of its power and authority to manage and control Kinder Morgan Energy Partners' business and affairs, except that Kinder Morgan Management cannot take certain specified actions without the approval of the General Partner. In accordance with its limited liability company agreement, Kinder Morgan Management's activities will be restricted to being a limited partner in, and managing and controlling the business and affairs of, Kinder Morgan Energy Partners, including its operating partnerships and its subsidiaries.

By approval of Kinder Morgan Management's limited liability shareholders other than Kinder Morgan, Inc., effective at the close of business on July 23, 2002, Kinder Morgan, Inc. no longer has an obligation to exchange, upon presentation by the holder, Kinder Morgan Management's listed shares for either Kinder Morgan Energy Partners' common units that it owns or, at Kinder Morgan, Inc.'s election, cash. Approximately 6.8 million of Kinder Morgan Management's listed shares were exchanged in 2002 prior to the elimination of the exchange feature and a total of approximately 9.7 million of Kinder Morgan Management's listed shares were exchanged for Kinder Morgan Energy Partners, L.P.'s common units or cash during all periods prior to the elimination of the exchange feature. In conjunction with the elimination of the exchange feature, on July 29, 2002, Kinder Morgan, Inc. issued to each of Kinder Morgan Management's shareholders (i) .09853 shares of Kinder Morgan, Inc. common stock for each 100 of Kinder Morgan Management's listed shares held of record by such shareholder at the close of business on July 23, 2002, and (ii) cash in lieu of fractional shares.

On August 6, 2002, Kinder Morgan Management closed the issue and sale of 12,478,900 of its listed shares in an underwritten public offering. The net proceeds of approximately $328.6 million from the offering were used by Kinder Morgan Management to buy i-units from Kinder Morgan Energy Partners. None of the shares from Kinder Morgan Management's offering were purchased by Kinder Morgan, Inc. At December 31, 2002, Kinder Morgan, Inc. owned approximately 13.5 million (29.6%) of Kinder Morgan Management's outstanding shares.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of the accompanying Consolidated Balance Sheet in conformity with accounting principles generally accepted in the United States of America requires

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet

management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from these estimates. We apply the following significant accounting policies in the preparation of the accompanying Consolidated Balance Sheet.

CONSOLIDATED SUBSIDIARIES
Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 94, Consolidation of All Majority-Owned Subsidiaries, majority-owned subsidiaries - companies in which a parent has a controlling financial interest through direct or indirect ownership of a majority voting interest - are consolidated. Through its ownership of Kinder Morgan Management's only two voting securities, the General Partner owns a majority voting interest in Kinder Morgan Management and, accordingly, the accounts of Kinder Morgan Management and its subsidiary have been included in the accompanying Consolidated Balance Sheet. In addition, we wholly own KMGP Services Company, Inc., whose employees are assigned to work for one or more of us, Kinder Morgan Management, Kinder Morgan Energy Partners and Kinder Morgan Energy Partners' operating partnerships and subsidiaries. All material intercompany balances have been eliminated.

INVESTMENT IN PARTNERSHIP
Our investment in Kinder Morgan Energy Partners is accounted for under the equity method. At December 31, 2002, our investment in Kinder Morgan Energy Partners included equity-method goodwill of approximately $969 million.

We adjust the amount of any recorded "equity method goodwill" when an equity method investee or a consolidated subsidiary issues additional equity (or reacquires equity shares) in any manner that alters our ownership percentage. Differences between the per unit sales proceeds from these equity issuances (or reacquisitions) and our underlying book basis, as well as the pro rata portion of the equity method goodwill (including associated deferred taxes), are recorded directly to paid-in capital rather than being recognized as gains or losses. In August 2002, Kinder Morgan Energy Partners issued i-units in conjunction with the Kinder Morgan Management secondary public offering of its shares to the public. This issuance of i-units had the effect of reducing (i) our investment in Kinder Morgan Energy Partners, including equity method goodwill, by approximately $64 million, (ii) our deferred income tax liability by approximately $24 million and (iii) our paid-in capital by approximately $40 million.

INCOME TAXES
Kinder Morgan, Inc. files a consolidated federal income tax return in which we are included. Income taxes that are currently payable by us are included in the accompanying Consolidated Balance Sheet in the "accrued taxes" caption. When Kinder Morgan, Inc. makes income tax payments on our behalf, the balance in accrued taxes is reduced and the

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet

balance in accounts payable-related party is increased to reflect a payable to Kinder Morgan, Inc. We account for income taxes under the liability method prescribed by SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are determined based on temporary differences between the financial reporting and tax bases of our assets and liabilities. The principal source of our deferred income taxes is the difference between the financial reporting and tax bases of our investment in Kinder Morgan Energy Partners.

OTHER COMPREHENSIVE LOSS
The accumulated other comprehensive loss balance of $848 thousand represents our pro-rata share of the accumulated other comprehensive loss of Kinder Morgan Energy Partners.

3.

RELATED PARTY TRANSACTIONS

Pursuant to the delegation of control agreement between Kinder Morgan Management and the General Partner, Kinder Morgan Management now manages and controls Kinder Morgan Energy Partners' business and affairs, and the business and affairs of Kinder Morgan Energy Partners' operating limited partnerships and subsidiaries. Kinder Morgan Energy Partners' general and administrative expenses are no longer incurred by the General Partner, but are now incurred by Kinder Morgan Management. The accounts receivable-related party balance of $14.4 million at December 31, 2002, primarily represents general and administrative expenses incurred by Kinder Morgan Management that have not yet been reimbursed by Kinder Morgan Energy Partners. The accounts payable-related party balance of $157.4 million at December 31, 2002, primarily represents liabilities owed to Kinder Morgan, Inc. that arise as a result of income tax payments made by Kinder Morgan, Inc. on our behalf (see "INCOME TAXES" in Note 2).

4.	INVESTMENT IN PARTNERSHIP Summarized financial information of Kinder Morgan Energy Partners is presented below:
Summarized Balance Sheet Information
As of December 31,
	2002	2001
(In thousands)
Current assets	$ 669,390	$ 568,043
	==========	==========
Noncurrent assets	$7,684,186	$6,164,623
	==========	==========

Current liabilities	$ 813,327	$ 962,704
	==========	==========
Noncurrent liabilities	$4,082,287	$2,545,692
	==========	==========
Minority interest	$ 42,033	$ 65,236
==========	==========

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet
5.

LITIGATION, COMMITMENTS AND OTHER CONTINGENCIES

LITIGATION
The General Partner, in the ordinary course of business, is a defendant in various lawsuits relating to Kinder Morgan Energy Partners' assets. Kinder Morgan Energy Partners made certain acquisitions during the year 2002. The General Partner assumed potential and existing claims associated with those acquisitions. Although no assurance can be given, we believe, based on our experience to date, that the ultimate resolution of such items will not have a material adverse impact on our financial position. It is expected that Kinder Morgan Energy Partners will reimburse us for any liability or expenses incurred in connection with these legal proceedings.

FEDERAL ENERGY REGULATORY COMMISSION
Kinder Morgan Energy Partners and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory Commission ("FERC"). These actions are currently pending. The Plaintiffs seek to recover alleged transportation overpayments and interest and in some cases treble and punitive damages. We are not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion. It is possible that current or future proceedings could be resolved in a manner adverse to Kinder Morgan Energy Partners, which could affect future cash and i-unit distributions to us.

ENVIRONMENTAL
Kinder Morgan Energy Partners is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund" law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of Kinder Morgan Energy Partners are also subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe Kinder Morgan Energy Partners' operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by Kinder Morgan Energy Partners. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of Kinder Morgan Energy Partners, could result in substantial costs and liabilities to Kinder Morgan Energy Partners which could affect future cash and i-unit distributions to us.

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet

OTHER
Kinder Morgan Energy Partners, in the ordinary course of business, is a defendant in various lawsuits relating to Kinder Morgan Energy Partners' assets. Although no assurance can be given, we believe, based on our experience to date, the ultimate resolution of such items will not have a material adverse impact on Kinder Morgan Energy Partners' financial position or its ability to pay cash and i-unit distributions to us.

6.

DISTRIBUTIONS

During the year ended December 31, 2002, we distributed $263.5 million to our sole stockholder, Kinder Morgan (Delaware), Inc. Included in this amount was $67.7 million designated as a return of capital and deducted from additional paid-in capital on the accompanying Consolidated Balance Sheet dated December 31, 2002. The remaining $195.8 million was funded from accumulated earnings.

7.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, The Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, Consolidation of Variable Interest Entities. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities (some, but not all, of which have been referred to as "special purpose entities") with certain defined characteristics. One provision of the interpretation increases the minimum amount of third-party investment required to support non-consolidation from 3% to 10%. Certain of the disclosure provisions contained in the interpretation are effective for financial statements issued after January 31, 2003, all of the provisions are immediately applicable to variable interest entities created after January 31, 2003 and public entities with variable interests in entities created before February 1, 2003 are required to apply the provisions (other than the transition disclosure provisions) to that entity no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. We currently have no variable interest entities.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. On April 30, 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements, as well as SFAS No. 44, Accounting for Intangible Assets of Motor Carriers. It also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet

similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions.

As a result of the rescission of SFAS No. 4, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30, Reporting the Results of Operations- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Applying the provisions of Accounting Principles Board Opinion No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit activity as defined in EITF Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. This statement eliminates the definition and requirements for recognition of exit costs in EITF Issue 94-3 and establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". This interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation incorporates, without change, the guidance in FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others", which is being superceded. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods after December 15, 2002. The interpretive guidance incorporated from FASB Interpretation No. 34 continues to be required for financial statements for fiscal years ending after June 15, 1981.

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This amendment to SFAS No. 123, "Accounting for Stock-Based Compensation," provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this statement are effective for financial statements of interim or annual periods after December 15, 2002. Early application of the disclosure provisions is encouraged, and earlier application of the transition provisions is permitted, provided that financial statements for the 2002 fiscal year have not been issued as of the date the statement was issued.

The adoption of these new pronouncements did not have a significant impact on our Consolidated Balance Sheet.